Press Release

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Investors	Media
Investor Relations Department	Don Galletly
(800) 451-3801	Christine Reimer
Devine + Powers
(215) 568-2525

FOAMEX NAMES BRANDON BAER AND SARAH JOHNSON

TO BOARD OF DIRECTORS

MEDIA, PA, January 30, 2009 – Foamex International Inc. (OTC: FMXL), a leading producer of polyurethane foam-based solutions and specialty comfort products, today announced the election of Brandon Baer and Sarah Johnson to the Company’s Board of Directors.

Jack Johnson, President and Chief Executive Officer, said, “We are pleased to welcome Brandon and Sarah to the Foamex Board. They both have impressive backgrounds and experience and we believe they will make significant contributions in the areas we need in the current environment. I would like to acknowledge the advice, insights and experience that were provided by Seth Charnow and David Lyon as they leave the Board. We appreciate the continued strong support of the D. E. Shaw group. They have been a needed pillar of strength for our Company.”

Brandon Baer is a senior vice president of D. E. Shaw & Co., L.P. and a member of the D. E. Shaw group’s credit-related opportunities unit, where he leads the deal structuring and execution team. Mr. Baer serves on the boards of directors of Brick Power Holdings, LLC, Oasis Legal Finance, LLC, Direct Group, Inc., and Warranty Finance, LLC. Prior to joining the D. E. Shaw group in 2002, he was an associate at Willkie Farr & Gallagher LLP, where he focused on venture capital and private equity projects. Mr. Baer received his J.D., cum laude, from Harvard University and his A.B., summa cum laude, from Princeton University.

Sarah Johnson is a vice president of D. E. Shaw & Co., L.P. and a member of the D. E. Shaw group’s credit-related opportunities unit. Ms. Johnson joined D. E. Shaw & Co., L.P. in 2006 as a member of the D. E. Shaw group’s credit group. Prior to joining the firm, from 2003 to 2006, Ms. Johnson was an associate in the restructuring and finance group of the law firm of Wachtell, Lipton, Rosen & Katz. She began her career as an investment banking analyst at Salomon Smith Barney, Inc. Ms. Johnson graduated cum laude from Duke University with a B.A. in economics and received her J.D. from Columbia Law School.

About Foamex International Inc.

Foamex, headquartered in Media, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it was made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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